UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2019

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Drive McCarran, Nevada 89437

(Address of principal executive offices)

(510) 479-7635

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01	Other Events.

On January 25, 2019, Aqua Metals, Inc. (the “Company”) paid in full all amounts owing under that certain Credit Agreement dated May 18, 2016 between the Company and Interstate Emerging Investments, LLC, a subsidiary of Interstate Battery System International, Inc. (“Interstate Battery”). The payoff amount was $6,698,923.92. In May 2016, Interstate Battery had loaned the Company $5,000,000 in consideration of the Company’s issuance of a secured convertible promissory note in the original principal amount of $5,000,000. The note bore interest at the rate of eleven percent (11%) per annum, compounding monthly, and all interest was payable upon the earlier of maturity or conversion of the principal amount. The loan was due to mature on May 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: January 28, 2019	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer